                                                                    Exhibit 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                  State or
                              Jurisidiction of
                               Incorporation            Names Under Which
Name of Subsidiary            or Organization        Subsidiary Does Business
----------------------------  ----------------  ----------------------------------

WinCup Holdings, Inc.(1)      Delaware          WinCup Holdings, Inc.
                                                WinCup Holdings of Texas, Inc.
                                                WinCup

Radnor Chemical               Delaware          Radnor Chemical Corporation
Corporation (1)

StyroChem Canada, Ltd.(2)     Quebec            StyroChem Canada, Ltd.
                                                StyroChem International

StyroChem U.S., Ltd.(3)       Texas             StyroChem U.S., Ltd.
                                                StyroChem International

WinCup Texas, Ltd.(4)         Texas             WinCup Texas, Ltd.
                                                WinCup

StyroChem GP, L.L.C.(2)       Delaware          StyroChem GP, L.L.C.

StyroChem LP, L.L.C.(2)       Delaware          StyroChem LP, L.L.C

WinCup GP, L.L.C.(5)          Delaware          WinCup GP, L.L.C.

WinCup LP, L.L.C.(5)          Delaware          WinCup LP, L.L.C

Radnor Management, Inc.(1)    Delaware          Radnor Management, Inc.

StyroChem Europe (The         The Netherlands   StyroChem Europe (The Netherlands)
Netherlands) B.V.(2)                            B.V.

StyroChem Finland Oy(6)       Finland           StyroChem Finland Oy
                                                StyroChem International

ThermiSol Denmark ApS(6)      Denmark           ThermiSol Denmark ApS

ThermiSol Finland Oy(6)       Finland           ThermiSol Finland Oy

ThermiSol Sweden AB(6)        Sweden            ThermiSol Sweden AB

Radnor Delaware, Inc.(5)      Delaware          Radnor Delaware, Inc.

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(1)      Owned 100% by Radnor Holdings Corporation.
(2)      Owned 100% by Radnor Chemical Corporation.
(3)      Owned 99% by StyroChem LP, L.L.C. and 1% by StyroChem GP, L.L.C.
(4)      Owned 99% by WinCup LP, L.L.C. and 1% by WinCup GP, L.L.C.
(5)      Owned 100% by WinCup Holdings, Inc.
(6)      Owned 100% by StyroChem Europe (The Netherlands) B.V.